SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 205490

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 12, 2004

SOVEREIGN BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-16581	23- 2453088

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

1500 Market Street, Philadelphia, Pennsylvania		19102

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code

(215) 557-4630

N/A

(Former name or former address, if changed since last report.)

Item 5. Other Events.
Item 7. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Amend to Agreement & Plan of Merger
Press Release dated April 12, 2004

Item 5. Other Events.

     On April 12, 2004, Sovereign Bancorp, Inc. (“Sovereign”) announced that it had entered into an amendment (the “Amendment”) to the Agreement and Plan of Merger, dated as of January 26, 2004, between Sovereign and Seacoast Financial Services Corporation (“Seacoast”) (the “Amended Agreement”), which sets forth the terms and conditions pursuant to which Seacoast will be merged with and into Sovereign (the “Merger”). Under the terms of the Amended Agreement, stockholders of Seacoast will be entitled to receive cash, shares of Sovereign common stock or a combination thereof in exchange for their shares of Seacoast common stock, subject to election and allocation procedures which are intended to ensure that, in the aggregate, 75% of the Seacoast shares of common stock will be exchanged for Sovereign common stock and 25% will be exchanged for cash. The Amended Agreement also contains the mechanics for effecting the cash/stock election and the equalization of the merger consideration between Seacoast stockholders who elect to receive cash and those who elect to receive Sovereign common stock.

     For additional information, reference is made to (i) the Amendment made April 12, 2004, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference, (ii) the press release dated April 12, 2004, which is attached hereto as Exhibit 99.2 and incorporated herein by reference and (iii) the Agreement and Plan of Merger, dated as of January 26, 2004, between Sovereign and Seacoast previously filed by Sovereign with the Securities Exchange Commission on Form 8-K. The foregoing description is qualified in its entirety by reference to the Amendment attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

     The following exhibits are filed herewith:

99.1	Amendment to Agreement and Plan of Merger between Sovereign Bancorp, Inc. and Seacoast Financial Services Corporation made April 12, 2004

99.2	Press Release, dated April 12, 2004, of Sovereign Bancorp, Inc.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOVEREIGN BANCORP, INC.
Dated: April 12, 2004	/s/ James D. Hogan
James D. Hogan Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number
99.1	Amendment to Agreement and Plan of Merger between Sovereign Bancorp, Inc. and Seacoast Financial Services Corporation made April 12, 2004
99.2	Press Release, dated April 12, 2004, of Sovereign Bancorp, Inc.

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